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                                                                    EXHIBIT 21.1

                    CORAM HEALTHCARE CORPORATION SUBSIDIARIES


Entity Name                                                       Jurisdiction
-----------                                                       ------------
Coram Alternate Site Services, Inc.                               Delaware
Coram Healthcare Corporation of Alabama                           Delaware
Coram Healthcare Corporation of Florida                           Delaware
Coram Healthcare Corporation of Greater D.C.                      Delaware
Coram Healthcare Corporation of Greater New York                  New York
Coram Healthcare Corporation of Indiana                           Delaware
Coram Healthcare Corporation of Kentucky                          Kentucky
Coram Healthcare Corporation of Massachusetts                     Delaware
Coram Healthcare Corporation of Michigan                          Delaware
Coram Healthcare Corporation of Mississippi                       Delaware
Coram Healthcare Corporation of Nevada                            Delaware
Coram Healthcare Corporation of New York                          New York
Coram Healthcare Corporation of North Texas                       Delaware
Coram Healthcare Corporation of Northern California               Delaware
Coram Healthcare Corporation of Rhode Island                      Delaware
Coram Healthcare Corporation of South Carolina                    Delaware
Coram Healthcare Corporation of Southern California               Delaware
Coram Healthcare Corporation of Southern Florida                  Delaware
Coram Healthcare Corporation of Utah                              Delaware
Coram Healthcare Limited                                          Canada
Coram Healthcare of Wyoming, L.L.C.                               Delaware
Coram Healthcare/Carolina Home Therapeutics                       South Carolina
Coram Homecare of Illinois, Inc.                                  Minnesota
Coram Homecare of Minnesota, Inc.                                 Delaware
Coram Homecare of Northern California, Inc.                       California
Coram Independent Practice Association, Inc.                      New York
Coram International Holdings Limited                              Canada
Coram Pharmacy Limited                                            Canada
Coram Prescription Services, Inc.                                 Delaware
Coram Resource Network, Inc.                                      Delaware
Coram Service Corporation                                         Delaware
Coram, Inc.                                                       Delaware
CTI Network, Inc.                                                 Delaware
Curaflex Health Services, Inc.                                    Delaware
H.M.S.S., Inc.                                                    Delaware
HealthInfusion, Inc.                                              Florida
Home Care Hawaii, LLP                                             Hawaii
SoluNet, LLC                                                      Delaware
T2 Medical, Inc.                                                  Delaware
Wilcor Health Services                                            Canada